EXHIBIT 1




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                               NEXEN SAVINGS PLAN

                                   EXHIBIT 1
                                       TO
                           ANNUAL REPORT ON FORM 11-K

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K into the Company's previously filed Registration Statement File No. 33-28346, 33-79666 and 333-118019. It should be noted that we have not audited any financial statements of the Nexen Savings Plan subsequent to December 31, 2009 or performed any audit procedure subsequent to the date of our report.


/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
June 23, 2010